EXHIBIT 21

SUBSIDIARIES OF UGI CORPORATION

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
AMERIGAS, INC.	100%	PA
AMERIGAS PROPANE, INC.	100%	PA
AmeriGas Partners, L.P.	(1)	DE
AmeriGas Finance Corp.	100%	DE
AmeriGas Eagle Finance Corp.	100%	DE
AP Eagle Finance Corp.	100%	DE
AmeriGas Finance LLC	100%	DE
AmeriGas Propane, L.P.	(2)	DE
AmeriGas Propane Parts & Service, Inc.	100%	PA
Heritage Energy Resources, LLC	100%	OK
M-P Oils, Ltd.	100%	CANADA
AmeriGas Eagle Holdings, Inc. (CP Holdings, Inc.)	100%	DE
AmerE Holdings, Inc.	100%	DE
Active Propane of Wisconsin, LLC	100%	DE
902 Gilbert Street, LLC	100%	NC
Metro Lawn, LLC	100%	DE
AmeriGas Technology Group, Inc.	100%	PA
Petrolane Incorporated	100%	PA
FOUR FLAGS DRILLING COMPANY, INC.	100%	PA
ASHTOLA PRODUCTION COMPANY	100%	PA
UGI ETHANOL DEVELOPMENT CORPORATION	100%	PA
NEWBURY HOLDING COMPANY	100%	DE
UGI ENTERPRISES, INC.	100%	PA
EASTFIELD INTERNATIONAL HOLDINGS, INC.	100%	DE
EUROGAS HOLDINGS, INC.	100%	DE
UGI BLACK SEA ENTERPRISES, INC.	100%	PA
UGI CHINA, INC.	100%	DE
UGI ENERGY SERVICES, LLC (d/b/a UGI EnergyLink, d/b/a GASMARK® and d/b/a POWERMARK)	100%	PA
Energy Services Funding Corporation	100%	DE
Hellertown Pipeline Company	100%	PA
Homestead Holding Company	100%	DE
UGI Asset Management, Inc.	100%	DE
UGI Development Company	100%	PA
UGID Holding Company	100%	DE
UGI Hunlock Development Company	100%	PA
UGI LNG, Inc.	100%	DE
UGI Marcellus, LLC	100%	DE
UGI Storage Company	100%	PA
UGI HVAC ENTERPRISES, INC.	100%	DE

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
UGI INTERNATIONAL (CHINA), INC.	100%	DE
UGI INTERNATIONAL (ROMANIA), INC.	100%	PA
UGI INTERNATIONAL ENTERPRISES, INC.	100%	PA
UGI Europe, Inc.	100%	DE
UGI International Holdings BV	100%	NETHERLANDS
Flaga GmbH (3)	100%	AUSTRIA
Flaga Supply and Services GmbH (Austria)	100%	AUSTRIA
Kosan Gas A/S	100%	DENMARK
Kosan Gas Sverige AB	100%	SWEDEN
Kosan Gas Norge A/S	100%	NORWAY
Kosan Gas Finland Oy	100%	FINLAND
Flaga Suisse GmbH	100%	SWITZERLAND
Zentraleuropa LPG Holding GmbH	100%	AUSTRIA
AmeriGas Polska Sp. z.o.o.	100%	POLAND
Newco LPG Sp. z.o.o.	100%	POLAND
Flaga GPL Romania S.r.l.	100%	ROMANIA
SC Carpatgas S.R.L.	(4)	ROMANIA
Flaga LPG SA	77.99%	ROMANIA
Flaga s.r.o.	100%	CZECH REPUBLIC
LPG Technik spol s.r.o.	100%	CZECH REPUBLIC
Propantrans s.r.o.	50%	CZECH REPUBLIC
Flaga spol s.r.o.	100%	SLOVAKIA
ECO Energy Service spol s.r.o.	100%	SLOVAKIA
Flaga Gaz Magyarorszag Kft.	100%	HUNGARY
UGI Bordeaux Holding	100%	FRANCE
Antargaz Belgium N.V.	(5)	BELGIUM
Antargaz Nederland B.V.	100%	NETHERLANDS
Antargaz Luxembourg S.A.	100%	LUXEMBOURG
Gasbottling N.V.	(6)	BELGIUM
Energy Sud S.A.	(7)	BELGIUM
AGZ Holding	100%	FRANCE
Antargaz (8)	100%	FRANCE
Aquitaine Rhone Gaz	100%	FRANCE
Gaz Energie Distribution	100%	FRANCE
Norgal	52.66%	FRANCE
Rhone Gaz	50.62%	FRANCE
Sigap Ouest	66%	FRANCE
Sobegal	72%	FRANCE
Engas (Andorre)	29.47%	FRANCE
Gie Donges	50%	FRANCE
Cobogal	15%	FRANCE
SP Queven	50%	FRANCE
Geovexin	44.9%	FRANCE
Groupement Technique Citernes	16.67%	FRANCE

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
Geogaz	16.67%	FRANCE
UGI Midlands Limited	100%	UNITED KINGDOM
AvantiGas Limited	100%	UNITED KINGDOM
Amazon Gas Limited	100%	UNITED KINGDOM
UGI ROMANIA, INC.	100%	PA
UGI PROPERTIES, INC.	100%	PA
UGI UTILITIES, INC.	100%	PA
UGI ENERGY VENTURES, INC.	100%	DE
UGI PENN NATURAL GAS, INC.	100%	PA
UGI Penn HVAC Services, Inc.	100%	PA
UGI CENTRAL PENN GAS, INC.	100%	PA
UGI Central Penn Propane, LLC	100%	PA
UGI Petroleum Products of Delaware, Inc.	100%	DE
UGI STONERIDGE I, LLC	100%	DE
UGI Stoneridge II, LLC	100%	DE
UNITED VALLEY INSURANCE COMPANY	100%	VT

(1)	AmeriGas Propane, Inc. and its subsidiary, Petrolane Incorporated, hold a combined 26% (approx.) interest in AmeriGas Partners, L.P.

(2)	1.0101% owned by AmeriGas Propane, Inc., the General Partner; and 98.9899% owned by AmeriGas Partners, L.P., the Limited Partner.

(3) A nominal share is held by Reinhard Schoëdlbauer.

(4) 99.996% owned by Flaga GPL Romania S.R.L. and .0004% owned by Zentraleuropa LPG Holding GmbH.

(5) .09% owned by UGI Bordeaux Holding and 99.91% owned by AGZ Holding.

(6) 99.5% owned by Antargaz Belgium N.V. and .5% owned by Antargaz Luxembourg S.A.

(7) 90% owned by Antargaz Belgium N.V. and 10% owned by Antargaz Luxembourg S.A.

(8) A nominal share is held by each of Lon R. Greenberg, Donald J. Groth, Matthew A. Woodward, Eric Naddeo and HC Conseil EURL ( Mr. Hervé Couffin).

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